Exhibit 10.2
AMENDMENT NO. 1 to
Professional Services Agreement for
CITY CENTER PROJECT
PHASE II — Schematic Design
RFP #03/04-109
     THIS AMENDMENT NO. 1 to the Professional Service Agreement for the City Center Project (RFP No. 03/04-109) is entered into by and between the WEST PALM BEACH COMMUNITY REDEVELOPMENT AGENCY (‘CRA’) and REPUBLIC-WPB CORP. (the “Developer”).
     WHEREAS, the CRA and Developer entered into a Professional Services Agreement for the Programming Phase (Phase 1) of the City Center Project, dated October 26, 2004; and
     WHEREAS, the parties thereto have fully performed Phase I pursuant to the terms and conditions thereof; and
     WHEREAS, the CRA and Developer are in the process of negotiating a contract for the complete scope of services necessary for the design, construction and development of the City Center Project (the “Project”), but must first complete the schematic design phase in order to develop the complete scope and guaranteed maximum price for such contract;
     NOW, THEREFORE, In consideration of the mutual promises contained herein, the CRA and the Developer desire to enter into Amendment No. 1 to the Agreement for Phase II of the Project, the terms of which follow:
1. Recitals. Developer and CRA hereby acknowledge and agree that the recitals set forth in this Amendment are true and correct in their entirety.
2. Agreement. All references to “Agreement” shall mean the terms and conditions contained in the Professional Services Agreement for the Programming Phase (Phase 1) of the City Center Project, dated October 26, 2004 (the “Agreement”). All defined terms in this Amendment shall have the same meaning of the term as established in the Agreement.
3. Scope of Work. The Developer agrees to provide to the CRA professional services for Phase II — Schematic Design of the City Center Project, as more specifically described in Schedule “3A / Phase II” and Exhibit 3A-II, both attached hereto and incorporated herein.
4. Professional Services Fee. The professional services fee to be paid by the CRA to the Developer for all professional design services of both the Developer and any of its subcontractors in connection with Phase II of the Project is set forth on Schedule “2 / Phase II” attached hereto.
5. Term. The term of the Agreement, as amended, shall continue in force until all Phase II Services and deliverables have been provided to the CRA, unless extended by Amendment subject to the provisions of Sections 5 and 7, and Schedules 3.B and 6 (Section 6.2) of the Agreement or

terminated by either party. Notwithstanding the expiration date or early termination date hereunder it is agreed that the indemnity provisions, the right to audit and all covenants, agreements, representations and warranties made herein or otherwise made in writing by the Developer, including but not limited to any representations made herein relating to disclosure or ownership of documents, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
6.	Guaranteed Maximum Price for Construction.
     6.1 After the scope and design of the Project is defined by the City Commission and CRA, the Developer will establish and submit in writing to the City for its approval a Guaranteed Maximum Price guaranteeing the maximum price to the City for the construction cost of the Project.
     6.2 The Guaranteed Maximum Price for Construction (“GMP”) shall include all costs necessarily incurred in the Work sometime referred to as the costs for the Project during the construction phase for construction services and paid or to be paid by the Developer. Such costs shall include but not be limited to the items set forth below:
     (a) Wages paid for labor (as opposed to wages paid to management or supervisory personnel) in the direct employ of the Developer in the performance of its work at the job site, times a multiple of 1.52 to cover all taxes, burden, insurance, workers’ compensation, or other benefits. Temporary help or leased employees shall not be considered labor in the direct employ of Developer, and such costs will be addressed as Sub-Contractors costs.
     (b) Payments to Sub-Contractors for work performed on the Project.
     (c) Cost of all materials, supplies and equipment substantially consumed or incorporated in the Project, including costs of transportation and reasonable storage thereof.
     (d) Cost including transportation and maintenance of all materials, supplies, equipment, temporary facilities and tools not owned by the workmen, which are employed or consumed in the performance of the work, cost of such items used but not consumed which may be turned over to the City at the end of the project in accordance with instructions to be furnished by the City, and cost less salvage value on such items used but not consumed which remain the property of the Developer.
     (e) Rental charges on all necessary machinery and equipment, exclusive of personal tools used at the site of the Project, including installation, dismantling, removal, costs of lubrication, transportation and delivery costs thereof, which are used in the support of a Sub- Contractor of the Developer’s own forces in the performance of the work, at rental charges consistent with those prevailing in the area.
     (f) Cost of the premiums for all insurance and cost of premiums for the performance and payment bonds which the Developer will be required to procure which are specifically attributable to the construction Project.
     (g) Sales, use, gross receipts or similar taxes related to allowable direct costs of the Project Imposed by any governmental authority, and for which the Developer is liable. The GMP will only include those taxes in the cost of the Project which are legally enacted at the time the GMP is established. Subsequently Imposed taxes, if any, shall be an add-on to the GMP.
     (h) Royalty or license or design fees paid for the use of a particular design or process provided such costs or fees are approved in advance in writing by the City.
     (i) Demolition and debris removal.
     (j) Costs for trash and construction debris control and removal from the site.

     (k) Permit or inspection fees, costs for testing and laboratory costs not due to nonconforming or delayed work by Developer or its Sub-Contractors, or anyone directly or indirectly employed by either of them. Additional such fees necessitated by defective work by Developer shall not be included herein.
     (l) Costs for security fencing for the project.
     (m) Costs for efficient logistical control of the site including horizontal and vertical transportation of materials and personnel.
     (n) All costs directly incurred in the performance of the Project for the benefit of the Project.
     (o) A construction contingency not to exceed ten percent (10%) of the estimated GMP for the purpose of defraying the expenses due to unforeseen circumstances relating to construction. This contingency fee will be more specifically defined in the final contract between the parties for this Project.
7. Developer’s Fee. The Developer will submit in writing to the City for its approval its proposed fee for services during the construction Phase of the Project.
8. Team. The parties hereby agree that the firm of Centex Construction Company, Inc. will substitute for Catalfumo Construction, Ltd., and Developer intends to enter into a contract with Centex Construction Company to provide construction services for the Project as a member of Developer’s team.
9. Effect of Amendment. Except to the extent the Agreement is modified by this Amendment, the terms and provisions of the Agreement shall remain unmodified and in full force and effect.
10. Construction. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and prevail.
[Remainder of Page Intentionally Left Blank, Signatures on Following Page.]

     IN WITNESS WHEREOF, the parties hereto have made and executed this Amendment by their duly authorized representatives as of the day and year indicated below.

ATTEST:		WEST PALM BEACH COMMUNITY
REDEVELOPMENT AGENCY

By:	/s/ Florence Warren	By:	/s/ Lois J. Frankel

	Secretary		Lois J. Frankel, Chair

		Date:	, 2005

CRA COUNSEL
Approved as to form
and legal sufficiency
By: [ILLEGIBLE]
Date: 3.28.05

WITNESSES:		REPUBLIC-WPB CORP.

By:	/s/ Rose Jeffrey	By:	/s/ Steven A. Grigg

Steven A. Grigg, President
Print Name: Rose Jeffrey

SCHEDULE “2/Phase II”
PROFESSIONAL SERVICES FEE & EXPENSES

Project:	CITY CENTER PHASE II
RFP#	#03/04-109
2.1 Professional Service Fee: The Professional Services Fee, Including related Administrative Expenses and Other Expenses for Phase II. Schematic Design, shall be a fixed fee of One Million One Hundred Eighty-Eight Thousand Two Hundred Sixty-Eight and 00/100 Dollars ($1,188,268.00).
2.2 The Professional Services Fee includes all fees or payments that the Developer proposes to pay or make to its subcontractors, consultants and team members in connection with this Amendment. The Professional Services Fee is inclusive of Administrative out-of-pocket expenses and Other Expenses to be incurred in connection with the performance of the Services hereunder. It is understood that Exhibit 3-A2, attached hereto, reflect best estimates for illustrative purposes.
2.3 Payment of the Professional Services Fee on account of services rendered shall be made in accordance with the following, payment and deliverable schedule and upon acceptance of deliverables satisfactory to the CRA and presentation of Developer’s statement of services.

Deliverable	Fee
Presentation to City Commission of alternative concepts for overall Project City Hall, Library, museum and open/public spaces	$594,134.00
Submittal of Schematic Design Package including schedule and GMP	$594,134.00
2.4 Releases. The DEVELOPER shall, upon receipt of any payment from the CRA, provide the CRA with written releases, in form and substance acceptable to the CRA, for all services performed by any team member or sub-contractor or other entity, through the date covered by the payment. Attached hereto as Exhibit 2-II is a form of such release acceptable to the CRA.

Exhibit 2-II
WEST PALM BEACH COMMUNITY REDEVELOPMENT AGENCY
PARTIAL RELEASE OF LIEN
The undersigned lienor, in consideration of the partial payment in the amount of $                    hereby waives and releases its lien and right to claim a lien of labor, services or materials furnished from                                          , 200___through                                     ;    , 200 ___ to:
          (Insert date)                                          (Insert date)

Contractor Company Name
     On the job of THE WEST PALM BEACH COMMUNITY REDEVELOPMENT AGENCY for the construction of:
RFP No. 03/04-109                      Project: CITY CENTER PROJECT
This release does not cover any retention of labor, services, or materials furnished after the date specified.
Dated on                                       &nbs p;, 200___

Lienor’s Name:		(SEAL)

(company name)
Signed By:

Printed Name:

Title:

STATE OF FLORIDA	}
COUNTY OF PALM BEACH	}	SS:
Sworn to and subscribed before me this___day of                                       &nbs p;, 200___, a Notary Public appeared                                                               of                                          who acknowledged that he/she executed the above PARTIAL RELEASE OF LIEN on behalf of the Corporation and its free act deed.

Signature of Notary Public	Print, Type, or Stamp Name of Notary

Personally Known	Produced Identification

Type of Identification Produced

SCHEDULE “3A/Phase II”
PROFESSIONAL SERVICES

Project:	CITY CENTER PHASE II
RFP#	#03/04-109
3.1 Phases of Professional Services
     The Professional Services intended to be compensated by the Professional Services Fee for Phase II shall include the following phase of service:
Schematic Design Phase
The Developer shall not commence any other services related to the Project until a written agreement for such services is executed by the parties:
3.2 Professional Services Included
     In consideration for the Professional Services Fee for the Project, the Developer agrees to perform the Professional Services as follows:
     3.2.2 Schematics Phase
     Based upon the initially approved Programming Report as evidence by the Resolution concerning same approved by the CRA, the Developer shall:
     1. Prepare a schematic design package consisting of design criteria, preliminary drawings, outline specifications and written descriptions of the Project. The schematic designs shall include sketches, site plans and additional renderings, as needed, showing the scale, character and relationship of project components. These designs shall include floor plans, elevations, building sections, site plan and additional renderings, showing the scale and relationship of Project components. All drawings shall be to scale and shall be sufficiently detailed to support all decisions made for the Project (the “Schematic Design Package”). At the conclusion of this Phase, the majority of project scope and program decisions for the Project will have been finalized.
     2. Meet weekly with City’s Project Manager/Project team.
     3. Conduct meetings with City staff and consultants as necessary during this Phase.
     4. Develop conceptual design as related to: public utilities, including stormwater; traffic and parking; pedestrians; site and building security; and environmental impact and permitting.
     5. Research appropriate building systems and alternatives, including cooling/heating systems; and structural materials.
     6. Attend value engineering sessions with the CRAs Project team.
     7. Develop at least three (3) alternative conceptual designs for overall Project.
     8. Develop at least three (3) alternative conceptual designs for City Hall; Library and other Project components.

     9. Attend CRA and/or City Commission meetings and/or workshops as required to obtain direction and City’s decisions made during this Phase.
     10. Develop Project schedule with major milestones and critical path identified.
     11. Develop a Guaranteed Maximum Price for the Project.
     12. Submit for review by CRA, a preliminary schedule, a Guaranteed Maximum Price and proposed Developer’s fee to enable CITY to develop a Total Project Budget.
     13. Present the Schematic Design Package (one original and one reproducible electronic copy) including the proposed schedule Guaranteed Maximum Price and proposed Developer’s fee to the Mayor and City Commission at a public meeting.
     14. Revise any documents in the Schematic Design Package as requested by the City and/or CRA, to enable the CRA to approve the Schematic Design Package.
     15. Developer shall prepare presentation materials and shall attend a City Commission meeting to present the proposed design and Guaranteed Maximum Price to the City Commission for approval.
     16. The date by which the Developer agrees to complete this Phase II (“the Phase II Completion Date”) is set forth on Schedule 3B/Phase II.
Except to the extent the Agreement is modified by this Amendment, the terms and provisions of the Agreement and Schedule “3A” shall remain unmodified and in full force and effect.
[End of Schedule 3A/Phase II]

Exhibit 3A-II
City of West Palm Beach
City Center Project
Phase II — Schematic Design
Fee by Task
March 21,  2005

	Cost	Sub-Total
	Per	Per Task
Phases & Tasks	Task	Group
1. Hold meetings and/or public workshops with Mayor, Commissioners, staff and other stakeholders to implement scope of work and design	$—
- Hold meetings for public end private level staff and consultants for the establishment of a baseline scope and for the assignment of major tasks of investigation and points of contact.	$21,190.00
		$21,190.00
2. Meeting with governmental agencies to facilitate the development of the conceptual design as related to:	$—
- City engineering	$2,980.00
- Pedestrian & vehicular traffic impacts	$5,830.00
- Available utility capacity	$680.00
- Storm drainage concerns	$1,870.00
- Site and Building Security	$490.00
- Environmental impact and project permitting	$610.00
- Meeting with Public Utilities for purpose of finding current status of City controlled underground water and sewer and storm piping	$2,045.00
- Meeting with City Engineering Dept for current status of roadway design and interface with D.O.T. work & schedule.	$2,510.00
- Meeting with private utility FP&L for their existing electrical underground service and relocation possibilities	$1,380.00
- Meeting with FEC officials for the railroad R.O.W. air rights for overhead construction and for the possible use of R.O.W space for utilities relocation.	$1,980.00
- Meeting with Building officials for the project’s approval process for site and building permitting.	$3,056.00
- Meeting with SFWMD officials for regional storm water management issues and permits.	$1,230.00

- Meeting with Planning staff to review current parking and street circulation issues	$2,070.00
		$26,731.00

3. Research appropriate building systems & alternatives

Research mechanical HVAC creation and distribution techniques:	$1,000.00
- Central City-wide chilled water plant the-in	$1,880.00
- On-site central plant chilled water, pipe distribution as one integral system	$1,840.00
- De-centralized building stand-alone systems for reduced single source size and single location.	$3,310.00
- Investigation of passive and active solar collection/heating techniques	$2,810.00
- Research into LEED green systems alternative	$15,630.00

1 of 5

City of West Palm Beach
City Center Project
Phase II — Schematic Design
Fee by Task
March 21, 2005

	Cost	Sub-Total
	Per	Per Task
Phases & Tasks	Task	Group
Research structural materials and erection method:	$—
- Restricted site limitations on building component delivery to site.	$3,160.00
- Availability of structural components in marketplace now and at time of order.	$1,906.00
- Coat of structural components based on availability	$1,626.00
- Assessment of labor availability based on structural components	$880.00
- Assessment of structural methods based on construction delivery schedule	$1,906.00
		$35,948.00

4. Develop preliminary conceptual design w / alternatives for overall project
- Preliminary conceptual designs of only public building use on Parcel A and parking garage on Parcel B	$54,702.00
- Preliminary conceptual designs of a more mixed-use building combination on Parcel A and parking garage on Parcel B	$53,592.00
- Preliminary conceptual designs of only public building use only on Parcel A in a full supply of on-site structured parking	$52,800.00
- Preliminary conceptual designs of a more mixed use building combination only on Parcel A with a full supply of on-site structured parking	$50,530.00
- Preliminary conceptual designs of public plaza spaces at various locations with Parcel	$55,300.00
		$266,924.00

5. Develop alternative concepts for City Hall
- One-stop permitting on ground level	$14,600.00
- Verification of vertical stacking relationships	$17,332.00
- Smaller floor plate area/greater number of stories	$17,332.00
- Larger floor area/less number of stories	$17,332.00

- Commission Chambers as a central, public focal point vs a less visible component.	$14,600.00
- Investigate the different street frontages	$20,820.00
		$102,016.00

6. Develop alternative concepts for City Library
- Assess importance of the various street frontages and exposure as single building.	$19,590.00
- Compare ground floor uses of public reading and cafe vs more secure zones	$16,660.00
- Study smaller floor plate area with greater number of floors	$19,658.00
- Study larger floor plate area with less number of floors	$19,158.00
		$75,066.00

7. Develop alternative preliminary concepts for PBPCM
- Assess importance of the various street frontages and exposure as a separate identity.	$18,350.00
- Study museum location relative to public use zones of City Library	$18,240.00
- Study number of stories vs floor plate size	$21,482.00
		$58,072,00

2 of 5

City of West Palm Beach
City Center Project
Phase II — Schematic Design
Fee by Task
March 21, 2005

	Cost	Sub-Total
	Per	Per Task
Phases and Tasks	Task	Group
8. Develop alternative concepts for outdoor public space
- Study degree of openness vs security limits	$6,280.00
- Assess combination of hardscape vs landscape	$8,972.00
- Investigate uses of only civic use or open to multiple functions	$6,280.00
- Study degree of formality vs informality	$6,820.00
		$28,352.00

9. Prepare preliminary construction analysis for conceptual Design & additional costing for alternatives, Cost includes:
- Site development cost	$5,890.00
- Building construction and fixture	$8,678.00
- Furnishing and equipment	$1,560.00
- Contractor team member involvement to prepare conceptual pricing of	$7,532.00
		$23,660.00

10. Develop design document preparation & building construction schedule with major milestones Identified

- Prepare schedule of design phases of Schematic Design, Design Development and Construction Documents with deliverable milestone dates	$5,246.00

- Building construction schedule from site demolition, foundation infrastructure building skeleton erection exterior skin installation, systems infrastructure development to interior finish work and build-out schedule milestones to be prepared	$3,686.00
		$8,932.00
11. Prepare conceptual design documents to facilitate development of GMP. Conceptual design level drawings to Include:
- Site plan and development of utilities	$80,300.00
- Building floor plans	$32,335.00
- Building elevations	$30,090.00
- Building sections	$29,095.00
- Building finish schedule	$19,085.00
- Outline specifications	$32,116.00
- The GMP cost figure will be based on the conceptual design documents that shall describe the building components and finishes. Graphic, narrative and specification drawings and date will be provided	$—
		$223,021.00

3 of 5

City of West Palm Beach
City Center Project
Phase II — Schematic Design
Fee by Task
March 21, 2005

	Cost	Sub-Total
	Per	Per Task
Phases & Tasks	Task	Group
12. Contractor team member to identify the major project component biddable packages to allow breakout and separation of work (foundation demolition, HVAC, structure shall, interior build-out)	$20,798.00
		$20,798.00
13. Prepare narratives consolidating and presenting data on:
BUILDING:
- Building structural systems	$9,530.00
- Building mechanical systems	$3,510.00
- Building electrical systems	$3,510.00
- Building plumbing systems	$3,410.00
- Building acoustical systems	$—
- Building lighting systems	$2,700.00
- Building vertical circulation systems	$2,400.00
- Building security systems	$2,800.00
- Building storm preparedness systems	$2,000.00
- Building public use systems	$1,600.00
- Building private use systems	$1,600.00
- Building signage systems	$2,400.00
- Building finishes systems	$2,400.00
SITE:
- Site pedestrian circulation systems	$3,330.00
- Site vehicular circulation systems	$3,330.00
- Site plaza materials systems	$2,400.00
- Site landscape and irrigation systems	$1,010.00
- Site security systems	$1,010.00
- Site utility systems	$2,490.00
- Site lighting systems	$2,000.00
- Site signage systems	$2,000.00
CONSTRUCTION:
- Construction implementation plan	$2,250.00
- Construction schedule	$3,580.00
- Construction phasing plan	$3,580.00
- Construction preliminary cost	$1,660.00
		$66,500.00

4 of 5

City of West Palm Beach
City Center Project
Phase II — Schematic Design
Fee by Task
March 21, 2005

	Cost	Sub-Total
	Per	Per Task
Phases & Tasks	Task	Group
14. Prepare project presentation materials consisting of:
- Overall site plan indicating adjacent properties	$12,000.00
- Overall site plan of project	$840.00
- Building floor plans	$840.00
- Building exterior elevations	$840.00
- Exterior perspectives	$840.00
		$15,360.00

15. Geotechnical Engineering	$14,998.00
- Subsurface exploration, Penetration Test Borings
- Characterize soil profile.

- Evaluate geotechnical suitability of subsurface compared to proposed construction.
- Provide planning and preliminary engineering recommendations for site preparation and foundation design,		$14,998.00

Sub-Total by Hours		$987,568.00
Sub-Total by Employee Classification / Subconsultant	$987,568.00

16. Cost Estimation, pro-construction value engineering & preparing GMP	$170,700.00	$170,700.00

17. Developer reimbursable Expenses	$30,000.00	$30,000.00

Total Phase II Tasks by Consultant	$987,568.00	$1,188,268.00

5 of 5

SCHEDULE “3B / Phase II”
PROFESSIONAL SERVICES
Agreed Completion Dates

Project:	CITY CENTER PHASE II
RFP#	#03/04-109

Phase	Agreed Completion Date
Phase II — Schematic Design	140 days after execution of Amendment No. 1
Delivery of Schematic Design Package	unless extended by force majeure or other
reason beyond Developer’s control.
[End of Schedule No. 3B/Phase II]